Exhibit 99.1

Martha Stewart Living Omnimedia Reports Third Quarter 2015 Financial Results

Update On MSLO’s Merger With Sequential Brands Group

NEW YORK, Nov. 5, 2015 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Summary

“Third quarter results came in line with expectations reflecting the continued realization of cost savings initiatives and third-party partnerships put in place at the start of the fiscal year,” said CEO Dan Dienst. “Our planned merger with Sequential Brands Group remains on track and our combined proxy statement/prospectus has been mailed to shareholders and a Special Meeting of Shareholders to approve the merger is scheduled for December 2, 2015 with an effective closing shortly thereafter.”

Dan Dienst added, “As we approach the 25th anniversary of the first issue of Martha Stewart Living magazine, our entire organization looks forward to helping write this next exciting chapter of our Company.”

Revenues totaled $17.5 million in the third quarter of 2015, compared to $29.6 million in the third quarter of 2014. The anticipated decline was primarily due to the Company’s partnership with Meredith Corporation under which we no longer recognize advertising and circulation revenue from Martha Stewart Living and only receive a share of digital revenues (in exchange for licensing out sales, printing, distribution and hosting costs) as well as lower Merchandising revenues.

Total operating loss for the third quarter of 2015 was $(1.3) million, inclusive of $1.1 million in merger transaction costs, compared to total operating loss of $(14.9) million in the third quarter of 2014. The prior -year comparable period included an $(11.4) million non-cash impairment charge recorded in the Company’s merchandising segment.

Basic and diluted net loss per share was $(0.03) for the third quarter of 2015 compared to $(0.19) for the third quarter of 2014.

Third Quarter 2015 Results by Segment

Three Months Ended September 30,

(unaudited, in thousands)

	2015	2014
REVENUES
Publishing	$5,323	$15,781
Merchandising	11,669	13,691
Broadcasting	468	139

Total Revenues	$17,460	$29,611

OPERATING (LOSS) / INCOME Publishing	$(2,404)	$(6,246)
Merchandising	8,298	(1,548)
Broadcasting	305	(36)
Corporate	(7,478)	(7,020)

Total Operating Loss	$(1,279)	$(14,850)

Publishing

Revenues in the third quarter of 2015 were $5.3 million, compared to $15.8 million in the prior year’s third quarter reflecting our agreement with Meredith Corporation which resulted in the Company’s elimination of recognizing advertising and circulation revenue from Martha Stewart Living and a digital advertising revenue share arrangement.

Operating loss was $(2.4) million for the third quarter of 2015, compared to $(6.2) million in the prior year’s third quarter primarily due to cost reductions from our partnership with Meredith.

Merchandising

Revenues for the third quarter of 2015 were $11.7 million, compared to $13.7 million in the prior year’s third quarter due to the expiration of certain partnerships as well as lower sales at The Home Depot. The decline in revenue was partially offset by increased revenue from our partnership with PetSmart.

Operating income was $8.3 million for the third quarter of 2015 as compared to an operating loss of $(1.5) million in the third quarter of 2014. Last year’s third quarter included a non-cash impairment charge of $(11.4) million.

Broadcasting

Revenues for the third quarter of 2015 were $0.5 million, compared to $0.1 million in the prior year’s third quarter.

Operating income was $0.3 million the third quarter of 2015 compared to an operating loss of $(0.04) million in the third quarter of 2014.

Corporate

Corporate expenses were $(7.5) million in the third quarter of 2015 compared to $(7.0) million in the prior year’s quarter. The increase was primarily due to merger transaction costs of $1.1 million, which was partially offset by reduced headcount.

Sequential Brands Group Transaction Update

On Friday, October 23rd, the registration statement on Form S-4 filed by Singer Madeline Holdings, Inc. (the “Registration Statement”) was declared effective by the Securities and Exchange Commission (the “SEC”) and on October 27th, a combined proxy statement/prospectus filed with the SEC by MSLO on Schedule 14A. The combined proxy statement/prospectus, which contains important information about the proposed merger transaction, including how to vote on the transaction, has been mailed to MSLO stockholders. The MSLO Board of Directors established a record date of October 26, 2015 and has scheduled a special meeting of stockholders for December 2, 2015 at 9:00am in order to obtain the requisite stockholder approval for the transaction. The Company anticipates that the transaction will close shortly after the vote.

Investor Call and Webcast

The Company will host a conference call with analysts and investors on Thursday, November 5, 2015 at 8:30am ET that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through November 20, 2015.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a globally recognized lifestyle company committed to providing consumers with inspiring content and well-designed, high quality products. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

This press release may contain certain statements that we believe are, or may be considered to be, “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “continue,” “potential” or similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements.

Such forward-looking statements include: the continued success of our brands and the reputation and popularity of Martha Stewart and Emeril Lagasse; adverse reactions to publicity relating to Ms. Stewart or Mr. Lagasse by consumers, advertisers and business partners; loss of the services of Ms. Stewart or Mr. Lagasse; our ability to successfully implement our growth strategies; our ability to develop new or expand existing merchandising and licensing programs or the loss or failure of existing programs, including as a result of litigation or disputes with our partners; failure to predict, respond to and influence trends in consumer taste; our inability to successfully and profitably develop or introduce new products and services; our inability to predict, respond to or influence trends that are appealing to the public; our dependence on our partnership with Meredith Corporation for ongoing publication, distribution and exploitation of our magazines and continued hosting, advertising and other services related to our websites and a potential disruption in this relationship; increased competition for our print and digital content and our consumer products; continued weak and uncertain worldwide economic conditions; our ability to retain key employees; the cost of defending certain litigations we are party to, which have been and may continue to be significant; our inability to realize the value recorded for intangible assets which could results in impairment charges; and failure to protect our intellectual property.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s website at http://www.sec.gov/.

Additional Information and Where To Find It

In connection with the proposed merger transaction, on July 29, 2015, Singer Madeline Holdings, Inc. (“TopCo”) filed with the SEC a registration statement, as amended (the “Registration Statement”). The Registration Statement was declared effective by the SEC on October 23, 2015 and includes a combined proxy statement/prospectus filed with the SEC by MSLO on October 27, 2015 on Schedule 14A, which forms a part of the TopCo Registration Statement. The proxy statement/prospectus and other relevant documents have been mailed to MSLO stockholders. The Registration Statement and the proxy statement/prospectus contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, MSLO’S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. MSLO’s stockholders may obtain a free copy of the Registration Statement, the proxy statement/prospectus and other relevant documents filed or furnished with the SEC (when they become available) by MSLO, Sequential and TopCo at the SEC’s website at http://www.sec.gov. In addition, MSLO’s stockholders may request a free copy of the proxy statement/prospectus and other of MSLO’s filings with the SEC from MSLO’s website at www.marthastewart.com/IR or by directing a request to: Martha Stewart Living Omnimedia, Inc., Attn: Corporate Secretary, 601 West 26th Street, New York, New York 10001 or knash@marthastewart.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of MSLO may be deemed “participants” in the solicitation of proxies from stockholders of MSLO in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of MSLO in connection with the proposed merger is set forth in the proxy statement/prospectus and the other relevant documents to be filed with the SEC. You can find information about MSLO’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on March 6, 2015, Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 27, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 7, 2014. Information about Sequential’s directors and executive officers is available in Sequential’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the SEC on April 16, 2015. Additional information regarding the participants in the proxy solicitation, and a description of their direct and indirect interests, is contained in the Registration Statement and the proxy statement/prospectus.

No Offer or Solicitation

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended September 30,

(unaudited, in thousands, except share and per share amounts)

	2015	2014
REVENUES
Publishing	$5,323	$15,781
Merchandising	11,669	13,691
Broadcasting	468	139

Total revenues	17,460	29,611

Production, distribution and editorial	(7,271)	(13,988)
Selling and promotion	(1,327)	(9,081)
General and administrative	(8,532)	(9,259)
Depreciation and amortization	(550)	(783)
Impairment of trademark and goodwill	—	(11,350)
Merger transaction costs	(1,059)	—

OPERATING LOSS	(1,279)	(14,850)

Interest income and other, net	110	52

LOSS BEFORE INCOME TAXES	(1,169)	(14,798)

Income tax (provision) / benefit	(310)	3,733

NET LOSS	$(1,479)	$(11,065)

LOSS PER SHARE – BASIC AND DILUTED
Net loss	$(0.03)	$(0.19)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	57,476,330	57,074,872

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Nine Months Ended September 30,

(unaudited, in thousands, except share and per share amounts)

	2015	2014
REVENUES
Publishing	$17,176	$57,516
Merchandising	34,650	41,494
Broadcasting	930	1,489

Total revenues	52,756	100,499

Production, distribution and editorial	(22,104)	(44,697)
Selling and promotion	(3,586)	(27,343)
General and administrative	(27,559)	(27,254)
Depreciation and amortization	(1,458)	(4,651)
Impairment of trademark and goodwill	—	(11,350)
Merger transaction costs	(4,129)	—

OPERATING LOSS	(6,080)	(14,796)

Interest income / (expense) and other, net	167	(513)

LOSS BEFORE INCOME TAXES	(5,913)	(15,309)

Income tax (provision) / benefit	(885)	3,408

NET LOSS	$(6,798)	$(11,901)

LOSS PER SHARE - BASIC AND DILUTED
Net loss	$(0.12)	$(0.21)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	57,365,909	56,908,036

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2015 (unaudited)	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,680	$11,439
Short-term investments	37,152	36,816
Accounts receivable, net	14,348	30,319
Other current assets	2,766	3,108

Total current assets	58,946	81,682

PROPERTY AND EQUIPMENT, net	3,898	4,106
INTANGIBLE ASSET - TRADEMARKS	34,700	34,700
OTHER NONCURRENT ASSETS	976	991

Total assets	$98,520	$121,479

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,018	$14,753
Accrued payroll and related costs	1,777	5,706
Current portion of deferred revenue	16,515	16,090

Total current liabilities	24,310	36,549

DEFERRED REVENUE	5,387	10,119
DEFERRED INCOME TAX LIABILITY	4,612	3,755
OTHER NONCURRENT LIABILITIES	1,812	2,371

Total liabilities	36,121	52,794

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized: 32,571,468 and 32,260,936 shares issues in 2015 and 2014, respectively; 32,512,068 and 32,201,536 shares outstanding in 2015 and 2014, respectively	325	322
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 24,984,625 shares issued and outstanding in 2015 and 2014, respectively	250	250
Capital in excess of par value	345,522	345,021
Accumulated deficit	(282,907)	(276,109)
Accumulated other comprehensive loss	(16)	(24)

	63,174	69,460

Less: Class A treasury stock - 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	62,399	68,685

Total liabilities and shareholders’ equity	$98,520	$121,479

CONTACT: Katherine Nash, Martha Stewart Living Omnimedia, Inc. Investor Relations, 512-757-2566, knash@marthastewart.com